Exhibit 4.1

                           MOTORSPORTS EMPORIUM, INC.

                       2006 EMPLOYEE STOCK INCENTIVE PLAN

                           AS ADOPTED JANUARY 18, 2006

                           AS AMENDED ON JULY 6, 2006


1. PURPOSE; AMENDMENT

     The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 2. This Plan was originally adopted on January 18, 2006 and provided that 150,000,000 shares of common stock would be reserved and available for grant and issuance. As of July 5, 2006, the Plan' shares of common stock had been exhausted and no shares were available for grant or issuance. The Board of Directors voted to amend the Plan to add an additional 71,687,908 shares to the Plan, so that the total shares covered by the Plan is 221,687,908.

2. DEFINITIONS.

     As used in this Plan, the following terms will have the following meanings:

"AWARD" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

"AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"BOARD" means the Board of Directors of the Company.

"CAUSE" means any cause, as defined by applicable law, for the termination of a Participant's employment with the Company or a Parent or Subsidiary of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMPANY" means MotorSports Emporium, Inc., a Nevada corporation, or any successor corporation.

"DEBT OBLIGATION" means any obligation of the Company to a Participant (including an Insider) for services rendered to the Company.

"DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Board.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXCHANGE PRICE" means the price at which Shares are exchanged with holders of Debt Obligations.

"EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

     (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

     (b) if such Common Stock is quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

     (c) if such Common Stock is publicly traded, but is not listed or admitted to trading on a securities exchange, the average of the closing bid and asked prices on the date of determination as reported by Bloomberg, L.P.;

     (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

     (e) if none of the foregoing is applicable, by the Board in good faith.

"INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

"OPTION" means an award of an option to purchase Shares pursuant to Section 6.

"PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"PARTICIPANT" means a person who receives an Award under this Plan.

"PERFORMANCE FACTORS" means the factors selected by the Board, in its sole and absolute discretion, from among the following measures to determine whether the performance goals applicable to Awards have been satisfied:

     (a) Net revenue and/or net revenue growth;

     (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

     (c) Operating income and/or operating income growth;

     (d) Net income and/or net income growth;

     (e)  Earnings per share and/or earnings per share growth;

     (f)  Total stockholder return and/or total stockholder return growth;

     (g)  Return on equity;

     (h)  Operating cash flow return on income;

     (i)  Adjusted operating cash flow return on income;

     (j)  Economic value added; and

     (k)  Individual confidential business objectives.

"PERFORMANCE PERIOD" means the period of service determined by the Board, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

"PLAN" means this MotorSports Emporium, Inc. 2006 Employee Stock Incentive Plan, as amended from time to time.

"RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 7.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 19, and any successor security.

"STOCK BONUS" means an award of Shares,  or cash in lieu of Shares,  pursuant to
Section 8.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services ("TERMINATION DATE").

"UNVESTED SHARES" means "Unvested Shares" as defined in the Award Agreement.

"VESTED SHARES" means "Vested Shares" as defined in the Award Agreement.

3. SHARES SUBJECT TO THE PLAN.

     3.1. NUMBER OF SHARES AVAILABLE. Subject to Sections 3.2 and 19, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be 221,687,908 (including 150,000,000 shares originally reserved for the Plan and an additional 71,687,908 shares added to the Plan by this amendment) plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

     3.2. ADJUSTMENT OF SHARES. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

     3.3. LIMITATION ON TOTAL NUMBER OF SHARES ISSUABLE UNDER THE PLAN. In order to comply with the California Code of Regulations, the Company will insure that at no time shall the total number of Shares issuable under this Plan and upon the exercise of all outstanding options and the total number of shares provided for under this Plan and any other Company plan or agreement of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of regulation 260.140.45 of Rules of the California Corporations Commissioner.

4. ELIGIBILITY.

     ISOs (as defined in Section 6 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

5. ADMINISTRATION.

     5.1. BOARD AUTHORITY. This Plan will be administered by the Board. Subject to the general purposes, terms and conditions of this Plan, the Board will have full power to implement and carry out this Plan. Without limitation, the Board will have the authority to:

     (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

     (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

     (c)  select persons to receive Awards;

     (d)  determine the form and terms of Awards;

     (e) determine the number of Shares or other consideration subject to Awards;

     (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

     (g)  grant waivers of Plan or Award conditions;

     (h)  determine the vesting, ability to exercise and payment of Awards;

     (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

     (j)  determine whether an Award has been earned; and

     (k)  make  all  other   determinations   necessary  or  advisable  for  the
          administration of this Plan.

     5.2. BOARD DISCRETION. Any determination made by the Board with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Board may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

6. OPTIONS.

     The Board may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

     6.1. FORM OF OPTION GRANT. Each Option granted under this Plan will be evidenced by an Award Agreement that will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the "STOCK OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

     6.2. DATE OF GRANT. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

     6.3. EXERCISE PERIOD. Options may be exercisable within the times or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines. All Options granted hereunder shall grant the Participants the right to exercise their Options at the rate of at least 20% per year for five years, subject to the continued employment of the Participant by the Company.

     6.4. EXERCISE PRICE. The Exercise Price of an Option will be determined by the Board when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

     6.5. METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Board, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

     6.6. TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

          (a) If the Participant's service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date(or such shorter or longer time period not exceeding five
     (5) years as may be determined by the Board, with any exercise beyond three
     (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

          (b) If the Participant's service is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Board, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an
     NQSO), but in any event no later than the expiration date of the Options.

          (c) Notwithstanding the provisions in paragraph 6.6(a) above, if a Participant's service is Terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is Terminated.

     6.7. LIMITATIONS ON EXERCISE. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

     6.8. LIMITATIONS ON ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

     6.9. MODIFICATION, EXTENSION OR RENEWAL. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

     6.10. NO DISQUALIFICATION. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

7. RESTRICTED STOCK.

     A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Board will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "PURCHASE PRICE"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

     7.1. FORM OF RESTRICTED STOCK AWARD. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement(the "RESTRICTED STOCK PURCHASE AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise extended by the Board.

     7.2. PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Board on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 9 of this Plan.

     7.3. TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to such restrictions as the Board may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Board shall:
(a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Board shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

     7.4. TERMINATION DURING PERFORMANCE PERIOD. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Board determines otherwise.

     7.5. "RESTRICTED STOCK MEANS." "Restricted Stock" as used in this Plan means Shares that are subject to restrictions imposed by this Plan and not by restrictions required by the Securities Act and, therefore, "Restricted Stock" is not intended to be the same as "Restricted Securities" under the Securities Act.

8. STOCK BONUSES.

     8.1. AWARDS OF STOCK BONUSES. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the "STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "PERFORMANCE STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

     8.2. TERMS OF STOCK BONUSES. The Board will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Board will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Board shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

     8.3. FORM OF PAYMENT. The earned portion of a Stock Bonus may be paid to the Participant by the Company either currently or on a deferred basis, with such interest or dividend equivalent, if any, as the Board may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Board will determine.

9. PAYMENT FOR SHARE PURCHASES.

     9.1. PAYMENT. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board and where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by surrender of shares that either: (1) have been owned by Participant for more than one year and have been paid for within the meaning of Rule 144 of the Securities Act of 1933 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

          (c) by waiver of compensation due or accrued to the Participant for services rendered;

          (d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

               (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (e) by any combination of the foregoing.

10. WITHHOLDING TAXES.

     10.1. WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     10.2. STOCK WITHHOLDING. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

11. PRIVILEGES OF STOCK OWNERSHIP.

     11.1. VOTING AND DIVIDENDS. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

     11.2. FINANCIAL STATEMENTS. Pursuant to regulation 260.140.46 of the Rules of the California Corporations Commissioner, the Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12. TRANSFERABILITY.

     Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Board and set forth in the Award Agreement with respect to Awards that are not ISOs.

13. RESTRICTIONS ON SHARES.

     At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of (a) Participant's

Termination Date, or (b) the date Participant purchases Shares under this Plan. Such repurchase by the Company shall be for cash and/or cancellation of purchase money indebtedness, and the price per share shall be the Participant's Exercise Price or the Purchase Price, as applicable; provided that the Company's right to repurchase at the original Purchase Price shall lapse at the rate of 20% of Unvested Shares per year over five years from the date the Options were granted (without respect to the date the Options were exercised or became exercisable).

14. CERTIFICATES.

     All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES.

     To enforce any restrictions on a Participant's Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE AND BUYOUT OF AWARDS.

     The Board may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Board may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Board and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

     An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the

Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY.

     Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

     19.1. ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such Awards will expire on such transaction at such time and on such conditions as the Board will determine. Notwithstanding anything in this Plan to the contrary, the Board may provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this
Section 19. If the Board exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Board determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

     19.2. OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

     19.3. ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged(except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL.

     This amended Plan will become effective on the date on which it is adopted by the Board ("EFFECTIVE DATE"). This amended Plan shall be approved by the stockholders of the Company within twelve (12) months before or after the date this amended Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this amended Plan. In the event that stockholder approval of this amended Plan is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded.

21. TERM OF PLAN/GOVERNING LAW.

     Unless earlier terminated as provided herein,  this Plan will terminate ten
(10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

22. AMENDMENT OR TERMINATION OF PLAN.

     The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. ACTION BY BOARD.

     Any action permitted or required to be taken by the Board or any decision or determination permitted or required to be made by the Board pursuant to this Plan shall be taken or made in the Board's sole and absolute discretion.